UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event Reported): July 3, 2007

THERAVANCE, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-30319	94-3265960
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

901 Gateway Boulevard

South San Francisco, California 94080

(650) 808-6000

(Addresses, including zip code, and telephone numbers, including area code, of principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Election of Director.

(d)           Burton G. Malkiel, Ph.D. has been appointed to the board of directors (the “Board”) of Theravance, Inc. effective July 3, 2007. Dr. Malkiel filled a vacancy on the Board, which now consists of ten members, including Dr. Malkiel. Dr. Malkiel is not currently on any standing committees of the Board.

As a non-employee director of Theravance, Dr. Malkiel will receive a $30,000 annual retainer as well as $1,000 for each board meeting attended in person ($500 for meetings attended by video or telephone conference) under Theravance’s non-employee director compensation program. Also pursuant to this program, on July 3, 2007, Dr. Malkiel received an automatic option grant to purchase 30,000 shares of Theravance common stock (the “Initial Grant”) under Theravance’s 2004 Equity Incentive Plan, and is eligible to receive an automatic option grant to purchase 15,000 shares of Theravance common stock (the “Annual Grant”) annually on the date of Theravance’s annual meeting of stockholders. The Initial Grant will vest monthly over the first two years of service, and each Annual Grant will vest monthly over the following year of service. In addition, the Initial Grant vests in full if Theravance is subject to a change in control.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THERAVANCE, INC.

Date: July 3, 2007	By:	/s/ Rick E Winningham
Rick E Winningham
Chief Executive Officer